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                                                                   Exhibit 99.1

[PFIZER LOGO]                                                    [EYETECH LOGO]


For immediate release                           Contacts:
September 20, 2004                              Pfizer Inc
                                                Daniel Watts
                                                (212) 733-3835

                                                Eyetech Pharmaceuticals, Inc.
                                                Karin Hehenberger, M.D., Ph.D.
                                                (212) 824-3176
                                                (212) 824-3240
                                                karin.hehenberger@eyetech.com


           PFIZER AND EYETECH PROVIDE REGULATORY UPDATE ON MACUGEN(TM)
                         (pegaptanib sodium injection)

   EU FILING ACCEPTED, FILING IN CANADA COMPLETED AND JAPANESE TRIAL UNDERWAY

NEW YORK, September 20 - Pfizer Inc (NYSE: PFE) and Eyetech Pharmaceuticals, Inc. (NASDAQ: EYET) today said the European Medicines Agency (EMEA) has accepted the filing of their marketing authorization application for Macugen(TM) (pegaptanib sodium injection), the first in a new class of medicines for neovascular age-related macular degeneration (AMD). The companies also announced that they have completed the filing of a new drug application for Macugen in Canada, where it has been given priority review, and have begun clinical trials with the medicine in Japan.

The AMD Alliance International estimates that 500,000 new cases of neovascular AMD are diagnosed annually worldwide.(1) The disease is the leading cause of severe vision loss in patients over 50 years of age in the developed world.

Macugen is a pegylated anti-VEGF aptamer, which binds to vascular endothelial growth factor (VEGF). VEGF is a protein that plays a critical role in the formation of unwanted new blood vessels and increased leakage from blood vessels, two of the primary processes responsible for the vision loss associated with neovascular AMD.

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Under the terms of the Pfizer/Eyetech collaboration agreement, Pfizer will market Macugen for the prevention and treatment of diseases of the eye and related conditions outside the United States, and pay Eyetech a royalty on net sales. The two companies will co-market the drug in the United States. Macugen is currently under priority review with the U.S. Food and Drug Administration.

Pfizer Inc discovers, develops, manufactures and markets leading prescription medicines for humans and animals in many of the world's best- known consumer brands. For more information about Pfizer, please see http://www.pfizer.com.

Eyetech Pharmaceuticals, Inc. is a biopharmaceutical company that specializes in the development and commercialization of novel therapeutics to treat diseases of the eye. Eyetech's initial focus is on diseases affecting the back of the eye. The company's most advanced product candidate is Macugen(TM) (pegaptanib sodium injection), which Eyetech is developing with Pfizer Inc for the prevention and treatment of diseases of the eye and related conditions. Eyetech's lead clinical trials include two phase 2/3 pivotal clinical trials for the use of Macugen in the treatment of neovascular age-related macular degeneration, a phase 2 clinical trial for the use of Macugen for the treatment of diabetic macular edema and a phase 2 clinical trial for the use of Macugen in the treatment of retinal vein occlusion.

Eyetech Safe Harbor Statement

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make, including risks related to: new information arising out of the

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preliminary clinical trial results, our heavy dependence on the success of
Macugen, which is still under development; our dependence on our strategic collaboration with Pfizer; obtaining regulatory approval to market Macugen and any other products that we may develop in the future; our dependence on third parties to manufacture Macugen; obtaining, maintaining and protecting the intellectual property incorporated into our product candidates; and our ability to obtain additional funding to support our business activities. These and other risks are described in greater detail in the "Risk Factors" section of our most recent quarterly report on Form 10-Q filed with the SEC. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

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SOURCE; Eyetech Pharmaceuticals, Inc.; Pfizer Inc

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1    AMD Alliance International. Facts About AMD.
     http://www.amdalliance.org/AMD_Information/facts_about_amd.html. 2003.